LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is made as of 05-September, 2008 by and between Gamcom Ltd., an Israeli corporation (the "Licensor"), and PowerRaise Inc., a Nevada corporation (the "Licensee").

RECITALS

WHEREAS, Licensor is the sole and exclusive owner of certain proprietary technologies, know-how and related intellectual property related to a line of products known as the "CALLECT" products, as more fully described herein (the "Intellectual Property");

WHEREAS, Licensee wishes to obtain, and Licensor wishes to grant, a non-exclusive license with respect to the Intellectual Property; and

NOW, THEREFORE, in consideration of the parties' promises, the recitals of which constitute consideration for and are incorporated in this Agreement, and other consideration, the sufficiency of which is acknowledged, the parties agree as follows:

ARTICLE I
License Grant

1.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-exclusive license (the "License") for any and all Intellectual Property Rights owned or otherwise assertable by Licensor to use the Intellectual Property, for the following purposes and in the following manner (the "Permitted Purposes"):

1.1.1 To produce, make, use, market, sell, lease, sub-lease, distribute, display, bundle, sub-license, export or commercialize the Intellectual Property.

1.1.2 For the provision of services for the maintenance, support, installation, marketing, distribution, licensing, sublicensing, and providing customer and technical support for the Intellectual Property and modifications as defined in this Agreement.

1.1.3 Customizing, modifying, and adding to the Intellectual Property.

1.1.4 Dissemination of all or part of the Intellectual Property, in the form provided by Licensor or as modified by Licensee.

As used in this Agreement, the term "Intellectual Property Rights" shall mean any and all rights to use the Intellectual Property, existing from time to time in any jurisdiction under patent law, copyright law, trade secret law, trademark law, unfair competition law or other similar rights, and includes all of the following: (i) Israeli, United States and foreign patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, design patent applications, registrations and applications for registrations, (ii) trademarks, copyrights and registrations and applications for registration thereof, (iii) computer software (including object and source code), programs, data and documentation, (iv) inventions, technology, trade secrets and confidential business information (whether patentable or nonpatentable and whether or not reduced to practice), know-how, designs, prototypes, enhancements, improvements, works-in-

progress, research and development information, and (v) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions). It is clarified and emphasized that the terms "Intellectual Property" and "Intellectual Property Rights" shall include only the technologies, know-how, ownership and intellectual property rights related to the "CALLECT" line of products and not to any rights that the Licensor have or may have in other technologies, know-how and/or products. The Licensee acknowledges that the Licensor has intellectual property rights in other technologies, know-how and products and that the same shall not be subject to this Agreement and/or the License granted hereunder.

1.2 Modifications of and Additions to Licensed Materials. The parties acknowledge that Licensee may amend, modify, supplement, and add to the Intellectual Property (such new materials are referred to as the "Licensee Additions"). All Licensee Additions and Intellectual Property Rights attached thereto shall be and remain the sole property of the Licensee.

ARTICLE II

Term and Termination of License

2.1 Term of License. The License shall be in effect for a term of 3 years, unless either party breaches any of this covenants contained in this Agreement and such breach is not cured within 60 days from the date notice of such breach is provided by the non-breaching party.

2.2 Termination of License. Licensee may give Licensor sixty (60) days' written notice to terminate the License at any time. In the event of termination, all licensed materials and any other materials provided by the Licensor to the Licensee shall be returned to the Licensor.

ARTICLE III

License Fee

Upon singing of this agreement, Licensee shall pay Licensor a license fee of eighty four thousand five hundred U.S. dollars ($84,500) (the "**License Fee**"), by wire transfer of immediately available funds to the Licensor account at Bank Hapoalim Afula Israel account number 12-727-148666 IBAN number IL900127270000000148666 or Swift: poalilit.. The License Fee shall be paid by Licensee directly to the creditor of Licensor, whereupon this Agreement shall become into full force and effect.

ARTICLE IV

Representations and Warranties of Licensor

As an inducement to the Licensee to enter into this Agreement, the Licensor represents and warrants to the Licensee as follows:

5.1 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on the part of Licensor. Subject to the provisions of section 5.4 below, this Agreement constitutes the valid and binding obligations of Licensor, and is enforceable in accordance with its terms. Subject to the provisions of section 5.4 below, the execution, delivery and performance

of this Agreement does not and will not violate, conflict with, result in a breach of, constitute a default under or result in the creation of any lien under (a) its Articles of Incorporation or Bylaws or similar governing charter documents, (b) any agreement, contract, license, instrument, lease or other obligation to which Licensor is a party or by which it or a substantial portion of its assets is bound, (c) any judgment, order, decree, ruling or injunction, or (d) any statute, law, regulation or rule of any governmental agency applicable to Licensor or by which any of its properties or assets or business may be bound. There are no licenses or sublicenses to the Intellectual Property and Licensor shall not directly or indirectly grant any such licenses or sublicenses during the term of this Agreement.

5.2 Consents and Approvals. Subject to the provisions of section 5.4 below, no registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any governmental agency or other person) is required in connection with the execution and delivery by Licensor of this Agreement.

5.3 Intellectual Property. Schedule 5.3 fully, completely and accurately reflects all of the Intellectual Property Rights owned by Licensor with respect to the Intellectual Property. With respect to each item of Intellectual Property, Schedule 5.3 indicates, as applicable, the application or registration date, application or registration number, owner of record and jurisdiction. Each item contributing part of the Intellectual Property Rights has been to the extent indicated on Schedule 5.3, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, the United States Copyright Office, the Israeli Patent Office, the Israeli Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 5.3. All such registrations, filings and issuances remain in full force and effect, all fees and other charges with respect thereto are current, and there are no fees or charges with respect thereto due within the ninety (90) days following the date hereof.

Licensor is the true, lawful, sole and exclusive owner of all of the Intellectual Property Rights, and has exclusive valid and marketable title to all of the Intellectual Property Right, free and clear of any liens, encumbrances or any other rights of third parties other than the lien of Bank Hapoalim, which will be paid by Licensee (collectively, "Liens"). Subject to the provisions of section 5.4 below, Licensor has the absolute, exclusive and unconditional right, power, authority and capacity to grant the License and if the option is exercised, sell, transfer, assign, convey and deliver the Intellectual Property to the Licensee free and clear of all Liens. No claims with respect to any of the Intellectual Property Rights have been asserted or are threatened by any person. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property or any of Intellectual Property Rights. Licensor has not granted to or assigned to any person any rights to the Intellectual Property or the Intellectual Property Rights other than as provided in section 5.4 below.

To the best of its knowledge, none of the former or present agents, consultants or representatives of Licensor or any distributor, reseller or customer of Licensor, owns, directly or indirectly, or has any other right or interest in, or claim to, in whole or in part, any of the Intellectual Property Rights. At no time during the conception of or reduction of any of the Intellectual Property Rights to practice was any developer, inventor or other contributor to the Intellectual Property Rights operating under any grants from any governmental agency, performing research sponsored by any governmental agency or private source or subject to any other obligation with any person.

5.4 Pledges over the Intellectual Property Rights. It is hereby clarified that the Licensor created pledges (the "**Pledges**") over the Intellectual Property Rights in favour of certain

private creditors and in favour of Bank Hapoalim (together: the "**Creditors**") and that under the terms of the Pledges the Licensor is not permitted to sell, use, or transfer its rights in the Intellectual Property Rights to third parties unless it has been approved by the Creditors.

ARTICLE V

Representations and Warranties of Licensee

As an inducement to the Licensor to enter into this Agreement, the Licensee represents and warrants to the Licensor as follows:

6.1 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement have been duly and validly authorized by the Board of Directors of Licensee. This Agreement constitutes the valid and binding obligations of Licensee, and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not and will not violate, conflict with, result in a breach of, constitute a default under or result in the creation of any lien under (a) its Articles of Incorporation or Bylaws, (b) any agreement, contract, license, instrument, lease or other obligation to which Licensee is a party or by which it or a substantial portion of its assets is bound, (c) any judgment, order, decree, ruling or injunction, or (d) any statute, law, regulation or rule of any governmental agency applicable to Licensee or by which any of its properties or assets or business may be bound.

6.2 Consents and Approvals. Except for a Current Report on Form 8-K that must be filed with the United States Securities and Exchange Commission within four business days of the execution of this Agreement, no registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any governmental agency or other person) is required in connection with the execution and delivery by Licensee of this Agreement

6.3 Intellectual Property Rights. The Licensee approves and acknowledges that the Intellectual Property Rights are licensed "as is", that the Licensor did not represent or warrant that the Intellectual Property Rights have any value and that, subject to the representations and warranties of the Licensor as provided hereunder, the Licensee shall not have any right or claim against the Licensor with respect to the Intellectual Property Rights.

ARTICLE VI

Miscellaneous

7.1 Further Assurances. From time to time, following the date hereof, each party shall make all efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, seven (7) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended party at the address set forth next to such party's signature to this Agreement, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

7.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.5 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent.

7.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to their satisfaction by counsel of their own choosing.

IN WITNESS WHEREOF, the parties have duly executed this License Agreement as of the date first above written.

GAMCOM LTD.

GAMCOM LTD.
Communication Services
VAT No. 51-214411-4

By: Reuven Gamliel
Name:
Title:

POWERRAISE INC.

By: Arik Hertz
Name:
Title:

Sept-19-2008